EXHIBIT 23 (a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements of The Newhall Land and Farming Company on Form S-8 (registration numbers 033-53767, 033-53769, 033-58171, 333-15303, and 333-57591) of our report dated January 15, 2002, appearing in the Annual Report on Form 10-K of The Newhall Land and Farming Company for the year ended December 31, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statements.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 28, 2002